SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   March 29, 2000


                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                     0-690                 23-1242500
(State or other jurisdiction   (Commission       (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601



  (Former name or former address, if changed since last report.)

                      THE YORK WATER COMPANY

                             FORM 8-K


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     KPMG LLP was previously the principal accountants for The York Water Company. On March 29, 2000, that firm's appointment as principal accountants was terminated and Stambaugh-Ness P.C. was engaged as principal accountants. The decision to change accountants was approved by the Board of Directors.

     In connection with the audits of the two fiscal years ended December 31, 1999, and the subsequent interim period through March 29, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG LLP on the financial statements of The York Water Company as of and for the years ended December 31, 1999 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     None.

(b)  Pro Forma Financial Information.

     None.

(c)  Exhibits.

16.  Letter re change in Certifying Accountant

                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       The York Water Company
                                            (Registrant)


Dated:  March 29, 2000                 By:
                                       (Jeffrey S. Osman)
                                       Vice President-Finance

                                                       Exhibit 16

KPMG


     111 South Calvert Street              Telephone 410 783 8300
     Baltimore, MD 21202                   Fax 410 625 9231




March 29, 2000



Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal accountants for The York Water Company (the "Company") and, under the date of February 25, 2000, we reported on the financial statements of the Company as of and for the years ended December 31, 1999 and 1998. On March 29, 2000, our appointment as principal accountants was terminated.
We have read the Company's statements included under Item 4 of its Form 8-K dated March 29, 2000, and we agree with such statements except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the board of directors.